Exhibit 3.1(a)(iv)

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                         MONETARY MANAGEMENT CORPORATION

                Under Section 805 of the Business Corporation Law


                                  ---ooo0ooo---


               THE UNDERSIGNED, Jeffrey Weiss and Donald Gayhardt being, respectively, the President and the Secretary of MONETARY MANAGEMENT CORPORATION (the "Corporation"), hereby certify:

               1.   The name of the Corporation is Monetary Management
          Corporation;

               2. The Certificate of Incorporation of the Corporation was filed by the Department of State on September 28, 1979 and amended on November 25, 1981.

               3. Paragraph First, relating to the name of the Corporation is hereby amended to read in its entirety:

           The Name of the Corporation is DOLLAR FINANCIAL GROUP, INC.

               4. Pursuant to Section 803 of the Business Corporation Law, this Amendment to the Certificate of Incorporation was authorized by written consent of the Board of Directors and written consent of the sole shareholder of the Corporation.

               IN WITNESS WHEREOF, we have signed this certificate on the 18th day of January, 1996 and hereby affirm under penalties of perjury, that the statements contained herein are true and correct.


                                   /s/ Jeffrey Weiss
                                   ----------------------------------------
                                   Jeffrey Weiss, President


                                   /s/ Donald Gayhardt
                                   ----------------------------------------
                                   Donald Gayhardt, Secretary







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